Exhibit 5

                          LUSE GORMAN POMERENK & SCHICK
                           A PROFESSIONAL CORPORATION
                                ATTORNEYS AT LAW

                     5335 WISCONSIN AVENUE, N.W., SUITE 400
                             WASHINGTON, D.C. 20015

                            TELEPHONE (202) 274-2000
                            FACSIMILE (202) 362-2902
                                 www.luselaw.com

WRITER'S DIRECT DIAL NUMBER                                       WRITER'S EMAIL
(202) 274-2000

November 24, 2004

Board of Directors
K-Fed Bancorp
1359 North Grand Avenue
Covina, California 91724

                  Re:      K-Fed Bancorp 2004 Stock Option Plan and
                           K-Fed Bancorp 2004 Recognition and Retention Plan:
                           Registration Statement on Form S-8
                           -----------------------------------------------------

Gentlemen:

     You have requested the opinion of this firm as to certain matters in connection with the issuance of K-Fed Bancorp (the "Company") common stock, par value $0.01 per share (the "Common Stock"), pursuant to the K-Fed Bancorp 2004 Stock Option Plan (the "Stock Option Plan") and the K-Fed Bancorp 2004 Recognition and Retention Plan (the "Recognition Plan.") We have reviewed the Company's Charter, the Registration Statement on Form S-8 (the "Form S-8"), as well as applicable statutes and regulations governing the Company.

     Based on the foregoing, we are of the following opinion:

     Upon the effectiveness of the Form S-8 and when issued in accordance with the Stock Option Plan and Recognition Plan, the Common Stock will be legally issued, fully paid and non-assessable.

     This opinion has been prepared solely for the use of the Company in connection with the preparation and filing of the Form S-8, and should not be used for any other purpose or relied upon by any other person without the prior written consent of this firm. We hereby consent to the use of this opinion in the Form S-8.

                                            Very truly yours,

                                            /s/ Luse Gorman Pomerenk & Schick

                                            LUSE GORMAN POMERENK & SCHICK
                                            A Professional Corporation